CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-275331 on Form S-6 of our report dated January 9, 2024, relating to the financial statement of FT 11165, comprising Dow(R) Target 10 Jan. '24 - Term 2/7/25 (The Dow(R) Target 10 Portfolio, January 2024 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 9, 2024